EXHIBIT 10.8
                                                               REGION: Southwest
                                                                  AREA: Oklahoma
                                                              MKT: Oklahoma City
                                                           SITE NAME: Twin Hills
                                                                 SITE#: 0K3215 A


                  COMMUNICATIONS SITE LEASE AGREEMENT (GROUND)

     This Communications Site Lease Agreement (Ground) ("Agreement') is entered into 6th day of March 2001, between Nextel West Corp. a Delaware corporation, d/b/a Nextel Communications, ("Lessee"), and Great Midwest Life Insurance Company, a Texas corporation, ("Lessor").

     For good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Premises. Lessor is the owner of a parcel of land (the "Land") located in the City of Del City, County of Oklahoma, state of Oklahoma, commonly known as 3021 Epperly. The Land is more particularly described in Exhibit A annexed hereto. Lessor hereby leases to Lessee and Lessee leases from Lessor, approximately one thousand five hundred (1,500) square feet of the Land and all access and utility easements, if any, (the "Premises") as described in Exhibit B annexed hereto.

2. Use. The Premises may be used by Lessee for any activity in connection with the provision of communications services. Lessor agrees to cooperate with Lessee, at Lessee's expense, in making application for and obtaining all licenses, permits and any and all oilier necessary approvals that may be required for Lessee's intended use of the Premises.

3. Tests and Construction. Lessee shall have the right at any time following the full execution of this Agreement to enter upon the Land for the purpose of: making appropriate engineering and boundary surveys, inspections, soil test borings, other reasonably necessary tests and constructing the Lessee Facilities (as defined in Paragraph 6(a) below).

4. Term. The term of this Agreement shall be five (5) years commencing on the date Lessee begins construction of' Lessee Facilities or June 1, 2001. whichever first occurs ("Commencement Date") and terminating on the fifth anniversary of the Commencement Date (the `Term") unless otherwise terminated as provided in Paragraph 10. Lessee shall have the right to extend the Term for five (5) successive Five (5) year periods (the "Renewal Terms") on the same terms and conditions as set forth herein. This Agreement shall automatically be extended for each successive Renewal Tern unless Lessee notifies Lessor of its intention not to renew prior to commencement of the succeeding Renewal Term.

5.   Rent -

     (a) Within 15 days of the Commencement Date and on the first day of each month thereafter, Lessee shall pay to Lessor as rent Eight Hundred and 00/100 DOLLARS ($800.00) per month ("Rent"). Rent for any fractional month at the beginning or at the end of the Term or Renewal Term shall be prorated. Rent shall be payable to Lessor at 3021 Epperly, Del City, OK 73155; Attention:
Charles L Smith.

     (b) On the first day of any Renewal Term of this Agreement, Rent shall be increased by ten percent (10%) of the Rent for the Term or the immediately preceding Renewal Term.

6.   Facilities; Utilities; Access.

     (a) Lessee has the right to erect, maintain and operate on the Premises radio communications facilities, including without limitation an antenna tower or pole and foundation, utility lines, transmission lines, air conditioned equipment shelter(s), electronic equipment, radio transmitting and receiving antennas, supporting equipment and structures thereto ("Lessee Facilities'). In connection therewith, Lessee has the right to do all work necessary to prepare, maintain and alter the Premises for Lessee's business operation; and to install transmission lines connecting the antennas to the transmitters and receivers. All of Lessee's construction and installation work shall be performed at Lessee's sole cost and expense and in a good and workmanlike manner. Title to the Lessee Facilities shall be held by Lessee. All of Lessee Facilities shall remain Lessee's personal property and are not fixtures. Lessee has the right to remove all Lessee Facilities at its sole expense on or before the expiration or earlier termination of the Agreement; provided, Lessee repairs any damage to the Premises caused by such removal. Upon termination of this Agreement, Lessee shall not be required to remove any foundation more than three (3) foot below grade level.

                                    02/27/01                                   1

                                                               REGION: Southwest
                                                                  AREA: Oklahoma
                                                              MKT: Oklahoma City
                                                           SITE NAME: Twin Hills
                                                                 SITE#: 0K3215 A

     (b) Lessee shall pay for the electricity it consumes in its operations at the rate charged by the servicing utility company Lessee shall have the right to draw electricity and other utilities from the existing utilities on the Land or obtain separate utility service from any utility company that will provide service to the Land (including a standby power generator for Lessee's exclusive use). Lessor agrees to sign such documents or easements as may be required by said utility companies to provide such service to the Premises, including the grant to Lessee or to the servicing utility company at no cost to the Lessee, of an easement in, over, across or through the Land as required by such servicing utility company to provide utility services as provided herein. Any easement necessary for such power or other utilities will be at a location acceptable to Lessor and the servicing utility company.

     (c) Lessee, Lessee's employees, agents. subcontractors, lenders and invitees shall have access to the Premises without notice to Lessor twenty-four
(24) hours a day, seven (7) days a week, at no charge. Lessor giants to Lessee, and its agents, employees, contractors, guests and invitees, a non-exclusive right and easement for pedestrian and vehicular ingress and egress across that portion of the Land described in Exhibit B.

     (d) Lessor grants Lessee permission to construct an access road (the "Access Road") at least twelve feet wide, from the nearest public roadway, Epperly Street, across the Land owned by Lessor, to the Premises, and as more fully described in Exhibit B. Lessee will maintain the Access Road at its sole cost and expense except for damages resulting from use of the Access Road by Lessor, or its agents, employees. contractors, or invitees, the cost of which shall be Lessor's sole responsibility. Lessor shall maintain all other access roadways from the nearest public roadway to the Land for Lessee's non-exclusive use in a manner sufficient to allow pedestrian and vehicular access at all times under normal weather conditions, Lessor shall maintain the access roadways at its sole cost and expense except for damages resulting from use of the access roadways by Lessee or its agents, employees, contractors, or invitees, the cost of which shall be Lessee's sole responsibility.

7.   Interference.

     (a) Lessee shall operate the Lessee Facilities in a manner that will not cause interference to Lessor and other lessees or licensees of the Land, provided that their installations predate that of the Lessee Facilities. All operations by Lessee shall be in compliance with all Federal Communications Commission ("FCC") requirements.

     (b) Subsequent to the installation of the Lessee Facilities, Lessor shall not permit itself~ its lessees or licensees to install new equipment on the Land or property contiguous thereto owned or controlled by Lessor if such equipment is likely to cause interference with Lessee's operations. Such interference shall be deemed a material breach by Lessor. In the event interference occurs, Lessor agrees to take all reasonable steps necessary to eliminate such interference, in a reasonable time period.

8. Taxes. If real property or personal property taxes are assessed, Lessee shall pay any portion of such taxes directly attributable to the Lessee Facilities. Lessor shall pay all meal property taxes, assessments and deferred taxes on the Land.

9.   Waiver of Lessor's Lien.

     (a) Lessor waives any lien tights it may have concerning the Lessee Facilities which are deemed Lessee's personal property and not fixtures, and Lessee has the right to remove the same at any time without Lessor's consent.

     (b) Lessor acknowledges that Lessee has entered into a financing arrangement including promissory notes and financial and security agreements for the financing of the Lessee Facilities (the "Collateral') with a third party financing entity (and may in the future enter into additional financing arrangements with other financing entities). In connection therewith, Lessor (i) consents to the installation of the Collateral; (ii) disclaims any interest in the Collateral, as fixtures or otherwise; and (iii) agrees that the Collateral shall be exempt from execution, foreclosure, sale; levy, attachment, or distress for any Rent due or to become due and that such Collateral may be removed at any time without recourse to legal proceedings.

10. Termination. This Agreement may be terminated without further liability on thirty (30) days prior written notice as follows: (i) by either party upon a default of any covenant or term hereof by the other party, which default is not cured Within sixty (60) days of receipt of written notice of default, provided that the grace period for any monetary default is ten (10) days from receipt of notice; or (ii) by Lessee for any reason or for no reason, provided Lessee delivers written notice of early termination to Lessor no later than thirty (30) days prior to the Commencement Date; or (iii) by Lessee if it does not obtain or

                                    03/21/01                                   2

                                                               REGION: Southwest
                                                                  AREA: Oklahoma
                                                              MKT: Oklahoma City
                                                           SITE NAME: Twin Hills
                                                                 SITE#: 0K3215 A


maintain any license, permit or other approval necessary for the construction and operation of Lessee Facilities; or (iv) by Lessee if Lessee is unable to occupy and utilize the Premises due to an action of the FCC, including without limitation, a take back of channels or change in frequencies; 01(v) by Lessee if Lessee determines that the Premises are not appropriate for its operations for economic or technological reasons, including, without limitation, signal interference.

11. Destruction or Condemnation. If the Premises or Lessee Facilities are damaged, destroyed, condemned or transferred in lieu of condemnation, Lessee may elect to terminate this Agreement as of the date of the damage, destruction, condemnation or transfer in lieu of condemnation by giving notice to Lessor no more than forty-five (45) days following the date of such damage, destruction, condemnation or transfer in lieu of condemnation. If Lessee chooses not to terminate this Agreement, Rent shall be reduced or abated in proportion to the actual reduction or abatement of use of the Premises.

12. Insurance. Lessee, at Lessees sole cost and expense, shall procure and maintain on the Premises and on the Lessee Facilities, bodily injury and property damage insurance with a combined single limit of at least One Million and 00/100 Dollars ($1,000,000.00) per occurrence. Such insurance shall insure, on an occurrence basis, against all liability of Lessee, its employees and agents arising out of or in connect on with Lessee's use of the Premises, all as provided for herein. Lessor, at Lessor's sole cost and expense, shall procure and maintain on the Land, bodily injury and property damage insurance with a combined single limit of at least One Million Dollars ($1,000,000) per occurrence. Such insurance shall insure, on an occurrence basis, against liability of Lessor, its employees and agents arising out of or in connection with Lessor's use, occupancy and maintenance of the Land. Each party shall be named as an additional insured on the other's policy. Each parry shall provide to the other a certificate of insurance evidencing the coverage required by this paragraph within thirty (30) days of the Commencement Date.

13. Waiver of Subrogation. Lessor and Lessee release each other and their respective principals, employees, representatives and agents, from any claims for damage to any person or to the Premises or to the Lessee Facilities thereon caused by, or that result from, risks insured against under any insurance policies carried by the patties and in force at the time of any such damage. Lessor and Lessee shall cause each insurance policy obtained by them to provide that the insurance company waives all tight of recovery by way of subrogation against the other in connection with any damage covered by any policy. Neither Lessor nor Lessee shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by Paragraph 12.

14.  Assignment and Subletting.

     (a) Lessee may assign this Agreement or sublet or license the Premises or arty portion thereof to an entity upon written notification to Lessor by Lessee, subject to the assignee assuming all of Lessee's obligations herein. Upon assignment, subletting or licensing, Lessee shall be relieved of all future performance, liabilities, and obligations under this Agreement. Lessee shall have the right to sublet this Agreement without Lessor's consent. Lessor may assign slits Agreement upon written notice to Lessee, subject to the assignee assuming all of Lessor's obligations herein, including but not limited to, those set forth in Paragraph 9 ("Waiver of Lessor's Lien") above. This Agreement shall run with the property and shall be binding upon and inure to the benefit of the parties, their respective successors, personal representatives, heirs and assigns. Notwithstanding anything to the contrary contained in this Agreement, Lessee may assign, mortgage, pledge, hypothecate or otherwise transfer without notice or consent its interest in this Agreement to any financing entity, or agent on behalf of any financing entity to whom Lessee (i) has obligations for borrowed money or in respect of guaranties thereof, (ii) has obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) has obligations under or with respect to letters of credit, bankers acceptances and similar facilities or in respect of guaranties thereof

     (b) Upon assignment of this Agreement by Lessee (other than a collateral assignment to a financing entity, as described in the Waiver of Lessor's Lien Paragraph), upon such assignment, the Lessee/assignee hereby agrees to supply Lessor a performance bond in the amount of thirty-thousand ($30,000.00) dollars (`Performance Bond"), for the sole purpose of assuring Lessee's payment of all sums that may become due to Lessor under this Agreement (including without limitation, any and all Rent), as well as the performance of all obligations under this Agreement In the event that Lessee/assignee fails either to pay Lessor any sum of money due under this Agreement, Lessor shall provide Lessee/assignee written notice of such failure, together with sufficient documentation of the amount that is due or the obligation that needs to be performed (the "Late Notice"). If Lessee/assignee has not paid the sum within ten (10) days, or performed the obligation within (60) days, after the date of the Late Notice, Lessor may access the bond upon thirty (30) days prior written notice to Lessee/assignee. Once Lessee/assignee is obligated to supply the Performance Bond to Lessor, Lessee/assignee shall keep the Performance Bond in place throughout the Term and any renewal Term of this Assignment.

15. Warranty of Title and Quiet Enjoyment. Lessor warrants that: (I) Lessor owns the Land in fee simple and has rights of access thereto and the Land is



                                    03/21/01                                   3

                                                               REGION: Southwest
                                                                  AREA: Oklahoma
                                                              MKT: Oklahoma City
                                                           SITE NAME: Twin Hills
                                                                 SITE#: 0K3215 A

free and clear of all liens, encumbrances and restrictions; (ii) Lessor has full right to make and perform this Agreement; and (iii) Lessor covenants and agrees with Lessee that upon Lessee paying the Rent and observing and performing all the terms, covenants and conditions on Lessee's part to be observed and performed, Lessee may peacefully and quietly enjoy the Premises. Lessor agrees to indemnify, and hold harmless Lessee from any amid all claims on Lessee's leasehold interest.

16. Repairs. Lessee Shall not be required to make any repairs to the Premises or Land unless such repairs shall be necessitated by reason of the default or neglect of Lessee. Except as set forth in Paragraph 6(a) above, upon expiration or termination hereof, Lessee shall restore the Premises to the condition in which it existed upon execution hereof, reasonable wear and tear and loss by casualty or other causes beyond Lessee's control excepted.

     17. Hazardous Substances. Lessee agrees that it will not use, generate, store or dispose of any Hazardous Material on, under, about or within the Land in violation of any law or regulation. Lessor represents, warrants arid agrees
(1) that neither Lessor nor, to Lessor's knowledge, any third party has used, generated, stored or disposed of, or permitted the use, generation, storage or disposal of, any Hazardous Material (defined below) on, under, about or within the Land in violation of any law or regulation, and (2) that Lessor will not, and will not permit any third party to use, generate, store or dispose of any Hazardous Material on, under, about or within the Land in violation of any law or regulation. Lessor and Lessee each agree to defend, indemnify and hold harmless the other and the other's partners, affiliates, agents and employees against any and all losses, liabilities, claims and/or costs (including reasonable attorney's fees amid Costs) arising from any breach of any representation, warranty or agreement contained in this paragraph. As used in this paragraph, "Hazardous Material" shall mean petroleum or any petroleum product, asbestos, any substance known by the state in which the Land is located to cause cancer and/or reproductive toxicity, and/or any substance, chemical or waste that is identified as hazardous, toxic or dangerous in any applicable federal, state or local law or regulation. This paragraph shall survive the termination of this Agreement.

18.  Liability and Indemnity.

     (a) Lessee shall indemnify and hold Lessor harmless from all claims (including attorneys' fees, costs and expenses of defending against such claims) arising from the negligence or willful misconduct of Lessee or Lessee's agents or employees in or about the Land. Lessor shall indemnify and hold Lessee harmless from all claims (including attorneys' fees, costs and expenses of defending against such claims) arising or alleged to arise from the acts or omissions of Lessor or lessors agents, employees, licensees, invitees, contractors, or other tenants occurring in or about the Land. The duties described in Paragraph 18 survive termination of this Agreement.

     (b) Lessee agrees to indemnify and hold harmless Lessor from and against any and all claims, actions and liabilities (including attorneys' fees, costs and expenses of defending against such claims) arising or alleged to arise from the acts or omissions of Lessee or Lessee's agents, employees, licensees, invitee, or contractors in any manner relating to or connected with Lessee's tenancy under this Agreement.

19.  Miscellaneous.

     (a) This Agreement constitutes the entire agreement and understanding between the patties, and supersedes all offers, negotiations and other agreements concerning the subject matter contained herein. Any amendments to this Agreement must be in writing and executed by both parties.

     (b) If any provision of this Agreement is invalid or unenforceable with respect to any party, the remainder of this Agreement or the application of such provision to persons other than those as to whom it is held invalid or unenforceable, shall not be affected and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     (c) This Agreement shall be binding on and inure to the benefit of the successors and permitted assignees of the respective parties.

     (d) Any notice or demand required to be given herein shall be made by certified or registered mail, return receipt requested, or reliable overnight courier to the address of the respective parties set forth below:


                                    03/21/01                                   4

                                                               REGION: Southwest
                                                                  AREA: Oklahoma
                                                              MKT: Oklahoma City
                                                           SITE NAME: Twin Hills
                                                                 SITE#: 0K3215 A

Lesson     Great Midwest Life Insurance Company           Lessee:      Nextel West Corp
           3021 Epper]y                                                4700 West Sam Houston Parkway North,        Del
           City, OK 73155                                              Suite 200
           Attn: Charles L. Smith                                      Houston, Texas 77041
                                                                       Attn: Property Manager

                                                   With a copy to:     Nextel Communications
                                                                       2001 Edmund Halley Drive
                                                                       Reston, VA 20191-3436
                                                                       Sixth Floor, Mail Stop 6E630
                                                                       Attn: Site Leasing Services, Contracts Manager


Lessor or Lessee may from time to tune designate any other address for this purpose by written notice to the other party. All notices hereunder shall be deemed received upon actual receipt.

     (e) This Agreement shall be governed by the laws of the State of Oklahoma.

     (f) Lessor acknowledges that a Memorandum of Agreement in the form annexed hereto as Exhibit C will be recorded by Lessee in the official records of the County where the Land is located. In the event the Land is encumbered by a mortgage or deed of trust, Lessor agrees to obtain and furnish to Lessee a non-disturbance and attornment instrument for each such mortgage or deed of trust.

     (g) Lessee may obtain title insurance on its interest in the Land. Lessor shall cooperate by executing documentation required by the title insurance company.

     (h) In any case where the approval or consent of one party hereto is required, requested or otherwise to be given under this Agreement, such party shall not unreasonably delay or withhold its approval or consent.

     (i) All Riders and Exhibits annexed hereto form material parts of this Agreement.

     (j) This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



LESSOR:                                    LESSEE:
Great Midwest Life Insurance Company,      Nextel West Corp, a Delaware corporation, d/b/a
a Texas corporation                        Nextel Communications



By:     /s/ Charles L. Smith               By:    /s/ Roger Sampson
     ------------------------------          -----------------------------
       Charles L. Smith                        Roger Sampson
Date:      3/2/01                          Date:  06 Mar 01
       ----------------------------               ------------------------
Title:      President                      Title: Regional Vice President
       ----------------------------               ------------------------
Tax ID#          75-1563616
       ----------------------------


                                    03/21/01                                   5

                                                               REGION: Southwest
                                                                  AREA: Oklahoma
                                                              MKT: Oklahoma City
                                                           SITE NAME: Twin Hills
                                                                 SITE#: 0K3215 A

                               AMENDMENT NO. 1 TO
                       COMMUNICATIONS SITE LEASE AGREEMENT

     This Amendment No. 1 to Communications Site Lease Agreement, hereinafter referred to as the "Amendment", is made this day 27th day of March , 2001 by and between GREAT MIDWEST LIFE INSURANCE COMPANY, a Texas corporation whose address is 3021 Epperly, Del City, OK 73155, (hereinafter referred to as "Lessor") and NEXTEL WEST CORP, a Delaware corporation, d/b/a Nextcl Communications, whose address is 4700 West Sam Houston Parkway North, Suite 200, Houston, TX 77041 (hereinafter referred to as "Lessee")

                                   WITNESSETH:

     WHEREAS, Lessor and Lessee entered into a Communications Site Lease Agreement (hereinafter referred to as the "Agreement") on for the placement of certain telecommunications facilities and other improvements on certain land owned by March 6, 2001; and

     WHEREAS, the parties now desire to modify and amend the Agreement;

     NOW, THEREFORE, in consideration of the execution of this Amendment, and the mutual promises, terms, covenants and conditions contained herein, the parties hereto do hereby agree as follows;

     1.  The  foregoing   recitations  are  true  and  correct  and  are  hereby
incorporated by reference.

     2. That Paragraph 1. Premises. of the Agreement is hereby deleted in its entirety and replaced with the following:


     1. Premises. Lessor is the owner of a parcel of land (the "Land') located in the City of Del City, County of Oklahoma, State of Oklahoma, commonly known as 3021 Epperly. The Land is more particularly described in Exhibit A annexed hereto. Lessor hereby leases to Lessee and Lessee leases from Lessor, approximately two thousand four hundred (2,400) square feet of the Land and all access and utility easements, if any, (the "Premises") as described in Exhibit B annexed hereto.

     3. That Paragraph 5. Rent of the Agreement is hereby deleted in its entirety and replaced with the following


     5. Rent

     (a) Within 15 days of the Commencement Date and on the first day of each month thereafter, Lessee shall pay to Lessor as rent One Thousand Three Hundred and 00/100 DOLLARS ($1,300.00) per month ("Rent"). Rent for any fractional month at the beginning or at the end of the Term or Renewal Term shall be prorated. Rent shall be payable to Lessor at 3021 Epperly, Del City, OK 73155; Attention: Charles L Smith.

     (b) On the first day of any Renewal Term of this Agreement, Rent shall be increased by ten percent (10%) of the Rent for the Term or the immediately preceding Renewal Term.

     4. That Exhibit "B" Agreement is hereby deleted in its entirety and replaced with the attached Exhibit "B".

     5. Except as set forth in this Amendment, all provisions of the Agreement and Amendments thereto, remain unchanged and in full forced and effect. It is the intention of the parties hereto, that in the event of any conflict between the terms of the Agreement and this Amendment, this Amendment shall prevail and any conflicting language, terms or provisions in the Agreement shall be inoperative. Capitalized terms in this Amendment shall have the same meaning as are given in the Agreement, unless otherwise defined in this Amendment.


                                    03/21/01                                   1

                                                               REGION: Southwest
                                                                  AREA: Oklahoma
                                                              MKT: Oklahoma City
                                                           SITE NAME: Twin Hills
                                                                 SITE#: 0K3215 A

     IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement on the date and year first above written.


                              LESSOR
                              GREAT MIDWEST LIFE INSURANCE COMPANY,
                              a Texas corporation


                              By: /s/ Charles L. Smith
                                 -----------------------------------------------

                              Print Name:  Charles L. Smith
                                         ---------------------------------------

                              Title: President
                                     -------------------------------------------





                              LESSEE
                              NEXTEL WEST CORP, a Delaware corporation, d/b/a Nextel Communications

                              By: /s/ Harry Hull                  3/27/01
                                 -----------------------------------------------

                              Print Name:   Harry Hull
                                          --------------------------------------

                              Title: Vice President - Engineering and Operations
                                    --------------------------------------------

                                    03/21/01                                   2